Exhibit 5

                     [Letterhead of Cahill Gordon & Reindel]

                                                                   June 14, 2001



First Industrial, L.P.
311 S. Wacker Drive, Suite 4000
Chicago, Illinois  60606

Ladies and Gentlemen:

     We have acted as counsel for First Industrial, L.P. (the "Operating Partnership") and its sole general partner, First Industrial Realty Trust, Inc. (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Operating Partnership with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of $200,000,000 aggregate principal amount of 7.375% Senior Notes due 2011 of the Operating Partnership (the "Exchange Notes"). The Exchange Notes will be issued pursuant to the Indenture (the "Original Indenture"), dated as of May 13, 1997, between the Operating Partnership and U.S. Bank Trust National Association (formerly known as First Trust National Association), as trustee (the "Trustee"), and Supplemental Indenture No. 6 thereto between the Operating Partnership and the Trustee, dated as of March 19, 2001 (the "Supplemental Indenture" and, together with the Original Indenture, the "Indenture"). The Registration Statement was filed in connection with the exchange offer (the "Exchange Offer") pursuant to which the Exchange Notes will be issued for a like principal amount of the Operating Partnership's outstanding 7.375% Senior Notes due 2011 (the "Old Notes").

     In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Sixth Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended, resolutions of the Board of Directors of the Company with respect to the filing of the Registration Statement and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. We have also assumed that the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and will comply with all applicable laws at the time the Exchange Notes are offered or issued as contemplated by the Registration Statement. As to matters of fact, we have relied upon representations of officers of the Company.

     Based upon the foregoing examination, information supplied and assumptions, it is our opinion that the Exchange Notes have been duly authorized for issuance and, when the Exchange Notes have been duly executed by the Operating Partnership, authenticated by the Trustee and issued and delivered in exchange for the Old Notes in accordance with the terms of the Exchange Offer and the Indenture as contemplated by the Registration Statement, the Exchange Notes will be entitled to the



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benefits of the Indenture and will be the valid and binding obligation of the
Operating Partnership, enforceable in accordance with their terms, except as the enforceability thereof may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors" rights generally and subject, as to enforceability, to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the Delaware Revised Uniform Limited Partnership Act, the laws of the United States of America and the laws of the State of New York.

     We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.


                                       Very truly yours,




                                       /S/ CAHILL GORDON & REINDEL




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